United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: April 5, 2023

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 5, 2023, Realty Income Corporation (the “Company”) entered into a purchase agreement with Wells Fargo Securities, LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Goldman Sachs & Co. LLC and TD Securities (USA) LLC, as representatives (the “Representatives”) of the underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $400 million aggregate principal amount of its 4.700% Notes due 2028 and $600 million aggregate principal amount of its 4.900% Notes due 2033. The offering is anticipated to close on April 14, 2023, subject to the satisfaction of customary closing conditions.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used herein, the words "estimated," "anticipated," "expect," "believe," "intend," "continue," "should," "may," "likely," "plans," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business and portfolio, operating results, strategy, plans, and the intentions of management, including the offering of the notes, use of proceeds and the anticipated closing date. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding; continued volatility and uncertainty in the credit markets and broader financial markets; other risks inherent in the real estate business including our clients’ defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of our real estate assets; changes in domestic and foreign income tax laws and rates; our clients’ solvency; property ownership through joint ventures and partnerships which may limit control of the underlying investments; the continued evolution of the COVID-19 pandemic or future epidemics or pandemics, measures taken to limit their spread, the impacts on us, our business, our clients (including those in the theater and fitness industries), and the economy generally; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; any effects of uncertainties regarding whether the anticipated benefits or results of our merger with VEREIT, Inc. will be achieved; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Those forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this report. Actual plans and operating results may differ materially from what is expressed or forecasted herein. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Purchase Agreement, dated April 5, 2023 between the Representatives of the Underwriters and the Company.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2023	REALTY INCOME CORPORATION

	By:	/s/ Bianca Martinez
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary